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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 26, 2005

                            DEEP WELL OIL & GAS, INC.
             (Exact name of Registrant as specified in its Charter)

          Nevada                       0-24012                  13-3087510
(State or other Jurisdiction)        (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)

        10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada T5J 1W8
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02 Termination of a Material Definitive Agreement

      On February 25, 2005 Deep Well Oil & Gas, Inc. ("Deep Well") signed a farmout agreement (the "Agreement") with Surge Global Energy, Inc and Surge Global Energy (Canada), Ltd. (collectively "Surge"). The Agreement allowed Surge to earn up to a 40% working interest in the farmout lands if it met certain conditions, including that it "spud" a first well on the farmout lands or before the deadline contained in the Agreement. The Agreement was amended by the parties on July 14, 2005 to provide Surge with an extension, to September 25, 2005, to meet its obligations under the Agreement. Surge did not "spud" the first well on or prior to September 25, 2005.

      On September 26, 2005, Deep Well notified Surge that Surge was in default (the "Notice") under the Agreement, and terminated the Agreement. In the Notice, Deep Well notified Surge that Surge failed to meet the Agreement's condition that Surge spud a test well on the farmout lands on or prior to September 25, 2005, and was in breach of other provisions of the Agreement.

Item 9.01 Financial Statements and Exhibits

      (a)   Financial statements of business acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits.

   99.1     Press Release, dated September 28, 2005.


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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              DEEP WELL OIL & GAS, INC.

Date:  September 28, 2005
                                              By: /s/ Dr. Horst A. Schmid
                                                  ------------------------------
                                                  Name:   Dr. Horst A. Schmid
                                                  Title:  President


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                                  EXHIBIT INDEX

Exhibit      Description
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99.1         Press Release, dated September 28, 2005.